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                                                    (513) 723-4000




                                       CONSENT


Board of Directors
Market Financial Corporation
7522 Hamilton Avenue
Mt. Healthy, Ohio  45321

Gentlemen:

         We hereby consent to the use of our firm's name in the Registration Statement on Form S-1 (the "Form S-1") filed by Market Financial Corporation ("MFC") to register 1,335,725 common shares, without par value, of MFC; to the statements with respect to our firm appearing under the heading "Legal Matters" in the Prospectus which is included in the Form S-1; to the reference to our firm name under the heading "Principal Effects of the Conversion" in the Prospectus which is included in the Form S-1; and to the filing of our opinion regarding the legality of the common shares, included as Exhibit 5 to the Form S-1, and our opinion regarding federal and state tax matters, included as
Exhibit 8 to the Form S-1.

                             Very truly yours,



                             VORYS, SATER, SEYMOUR AND PEASE

Cincinnati, Ohio
August 14, 1996

0134416.01